Exhibit 3.115

Filing Number: 200639726720

Date Filed: 03/14/2006

CERTIFICATE OF ORGANIZATION OF

COHOES FASHIONS OF MASSACHUSETTS, LLC

(pursuant to the provisions of Section 12 of the Massachusetts Limited Liability Company Act)

To the State Secretary Commonwealth of Massachusetts

F.E.I. Number: Applied for

It is hereby certified that:

FIRST: The name of the limited liability company (the “company”) is Cohoes Fashions of

Massachusetts, LLC.

SECOND: The address of the office of the company in the Commonwealth of Massachusetts, required to be maintained by the provisions of Section 5 of the Massachusetts Limited Liability Company Act, and where the records are to be kept as prescribed by the provisions of Section 9 of said Act, is: 265 Washington Street, South Attleboro, MA 02703

THIRD: The name and the address within the Commonwealth of Massachusetts of the resident agent for service of process for the company is: Corporation Service Company, 84 State Street, Boston, Massachusetts 02109.

FOURTH: The company is not to have a specific date of dissolution.

FIFTH: The company does not have managers at the time of its formation.

SIXTH: The general character of the company’s business is as follows: Discounted apparel retailer

SEVENTH: The name of each person who is authorized to execute any documents to be filed with the Office of the State Secretary is:

Monroe G. Milstein

Andrew R. Milstein

Stephen E. Milstein

Mark A. Nesci

Paul C. Tang

Robert L. LaPenta, Jr.

EIGHTH: The name of each person authorized to execute, acknowledge, deliver, and record any recordable instrument purporting to affect an interest in real property, whether to be recorded with a Registry of Deeds or with a District Office of the Land Court is:

Monroe G. Milstein

Andrew R. Milstein

Stephen E. Milstein

Mark A. Nesci

Paul C. Tang

Robert L. LaPenta, Jr.

IN WITNESS WHEREOF AND UNDER THE PENALTIES OF PERJURY, the person whose signature appears below does hereby affirm and execute this certificate of organization as an authorized person this 8th day of March, 2006.

/s/ Cindy Rashed Reilly

Authorized Person

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